UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 8, 2017

Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD 21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On May 8, 2017, Sinclair Broadcast Group, Inc., a Maryland corporation (“Sinclair”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tribune Media Company, a Delaware corporation (“Tribune”), providing for the acquisition by Sinclair of all of the outstanding shares of Tribune Class A common stock, par value $0.001 per share (the “Tribune Class A Stock”), and of Tribune Class B common stock, par value $0.001 per share (“Tribune Class B Stock,” and together with the Tribune Class A Stock, the “Tribune Stock”), by means of a merger of a wholly owned subsidiary of Sinclair (“Merger Sub”) with and into Tribune (the “Merger”), with Tribune surviving the Merger as a wholly owned subsidiary of Sinclair (the “Surviving Corporation”).

Transaction Structure

In the Merger, each share of Tribune Stock will be converted into the right to receive (i) $35.00 in cash, without interest and less any required withholding taxes (such amount, the “Cash Consideration”), and (ii) 0.2300 (the “Exchange Ratio”) of a validly issued, fully paid and nonassessable share of Class A common stock, $0.01 par value per share (the “Sinclair Common Stock”), of Sinclair (the “Stock Consideration”, and together with the Cash Consideration, the “Merger Consideration”).

The Merger Agreement provides that each holder of an outstanding Tribune stock option (whether or not vested) will receive, for each share of Tribune Stock subject to such stock option, a cash payment equal to the excess, if any, of the value of the Merger Consideration (with the Stock Consideration valued over a specified period prior to the consummation of the Merger) and the exercise price per share of such option, without interest and subject to all applicable withholding.

Each outstanding Tribune restricted stock unit award will be converted into a cash-settled restricted stock unit award reflecting a number of shares of Sinclair Common Stock equal to the number of shares of Tribune Stock subject to such award multiplied by a ratio equal to (i) the Exchange Ratio plus (ii) the Cash Consideration divided by the trading value of the Sinclair Common Stock over a specified period prior to the consummation of the Merger. Otherwise, each such award will continue to be subject to the same terms and conditions as such award was subject prior to the Merger.

Each outstanding Tribune performance stock unit (other than supplemental performance stock units) will automatically become vested at “target” level of performance and will be entitled to receive an amount of cash equal to the number of shares of Tribune Stock that are subject to such unit as so vested multiplied by the sum of (i) the Cash Consideration and (ii) the Exchange Ratio multiplied by the trading value of the Sinclair Common Stock over a specified period prior to the consummation of the Merger without interest and subject to all applicable withholding.

Each holder of an outstanding Tribune supplemental performance stock unit that will vest in accordance with its existing terms will be entitled to receive an amount of cash equal to the number of shares of Tribune Stock that are subject to such unit as so vested multiplied by the sum of (i) the Cash Consideration and (ii) the Exchange Ratio multiplied by the trading value of the Sinclair Common Stock over a specified period prior to the consummation of the Merger without interest and subject to all applicable withholding.  Any supplemental performance stock units that do not vest will be canceled without any consideration.

Each holder of an outstanding Tribune deferred stock unit will be entitled to receive an amount of cash equal to the number of shares of Tribune Stock that are subject to such unit as so vested multiplied by the sum of (i) the Cash Consideration and (ii) the Exchange Ratio multiplied by the trading value of the Sinclair Common Stock over a specified period prior to the consummation of the Merger without interest and subject to all applicable withholding.

Each outstanding Tribune warrant will become a warrant exercisable, at its current exercise price, for the Merger Consideration in respect of each share of Tribune Stock subject to the warrant prior to the Merger.

Conditions to the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the approval of the Merger by the stockholders of Tribune, (ii) the receipt of approval from the Federal Communications

Commission and the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the effectiveness of a registration statement on Form S-4 registering the Sinclair Common Stock to be issued in connection with the Merger and no stop order or proceedings seeking the same having been initiated by the Securities and Exchange Commission (the “SEC”), (iv) the listing of the Sinclair Common Stock to be issued in the Merger on the NASDAQ Global Select Market and (v) the absence of certain legal impediments to the consummation of the Merger.

Sinclair’s and Tribune’s respective obligations to consummate the Merger are also subject to certain additional customary conditions, including (i) material accuracy of representations and warranties of the other party, (ii) performance by the other party of its covenants in all material respects and (iii) since the date of the Merger Agreement, no material adverse effect with respect to the other party having occurred.

The Merger does not require approval of the Sinclair stockholders and is not subject to any financing contingency.

Non-Solicit

Both parties have agreed, among other things, (i) not to solicit, initiate, knowingly encourage or knowingly facilitate alternative acquisition proposals from third parties and (ii) subject to certain exceptions, not to engage in any discussions or negotiations with any third parties, or furnish any nonpublic information, regarding alternative acquisition proposals.

Before the Tribune stockholders approve the Merger: (i) if Tribune receives a bona fide alternative acquisition proposal that the Tribune board of directors determines in good faith is or would reasonably be expected to lead to a superior proposal, and the board determines that the failure to take the following actions would reasonably be expected to be inconsistent with the Tribune board of directors’ fiduciary duties under applicable law, then Tribune may furnish nonpublic information with respect to Tribune and its subsidiaries to the person making such alternative acquisition proposal and engage in discussions or negotiations with such person regarding such alternative acquisition proposal; (ii) Tribune may, subject to compliance with certain obligations set forth in the Merger Agreement, including the payment of a termination fee to Sinclair and customary notice and matching rights in favor of Sinclair, terminate the Merger Agreement to enter into a definitive agreement with respect to a superior proposal in accordance with the Merger Agreement; and (iii) the Tribune board of directors may change its recommendation to the Tribune stockholders regarding adopting the Merger Agreement (x) in response to an intervening event if the Tribune board of directors determines in good faith that failure to take action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law or (y) in response to a bona fide alternative acquisition proposal if the Tribune board of directors concludes in good faith that such alternative acquisition proposal constitutes a superior proposal and that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, in each case subject to customary notice and matching rights in favor of Sinclair.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature.  The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of Sinclair and Tribune to conduct their respective businesses in all material respects in the ordinary course consistent with past practices and to refrain from taking certain specified actions without the consent of the other party.

The Merger Agreement contains certain termination rights for both Sinclair and Tribune. Upon termination of the Merger Agreement under specific circumstances, Tribune will be required to pay Sinclair a termination fee. If the Merger Agreement is terminated in connection with Tribune entering into a definitive agreement with respect to a superior proposal, as well as under certain other circumstances, the termination fee payable by Tribune to Sinclair will be $135,500,000. If the Merger Agreement is terminated because the required Tribune stockholder vote is not obtained at a stockholder meeting duly held for such purpose, the amount of the termination fee payable by Tribune will be equal to the sum of $38,500,000 plus Sinclair’s costs and expenses, not to exceed $10,000,000 (“Parent Expenses”).  If the Merger Agreement is terminated (i) by either Tribune or Sinclair because the Merger has not occurred by the end date described below or because Tribune stockholder approval is not obtained at a stockholder meeting duly held for such purpose or (ii) by Sinclair in respect of a willful breach of Tribune’s covenants or agreements that would give rise to the failure of a closing condition that is incapable of being cured within the time periods prescribed by the Merger Agreement, and an alternative acquisition proposal has been made to Tribune and publicly announced and not withdrawn prior to the termination or the date of the stockholders meeting, as applicable, and within twelve months after termination of the Merger Agreement, Tribune enters into a definitive agreement with respect to an alternative acquisition proposal (and subsequently consummates such transaction) or consummates a transaction with respect to an alternative acquisition proposal, Tribune will pay Sinclair $135,500,000 less the Parent Expenses paid.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated on or before an end date of May 8, 2018, with an automatic extension to August 8, 2018, if necessary to obtain regulatory approval under circumstances specified in the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached to this report as Exhibit 2.1 and which is incorporated herein by reference.  The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Tribune or Sinclair.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Letters provided by each of Tribune and Sinclair to the other in connection with the signing of the Merger Agreement.  These confidential Disclosure Letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Tribune and Sinclair rather than establishing matters as facts.

Voting Agreement

In connection with entering into the Merger Agreement, Oaktree Tribune, L.P. and OCM FIE, LLC, affiliates of Oaktree Capital Management (the “Oaktree Stockholders”), who collectively hold approximately 16.3% of the issued and outstanding shares of Tribune Class A Stock, entered into a voting and support agreement with Sinclair (the “Oaktree Support Agreement”). The Oaktree Support Agreement requires that the Oaktree Stockholders vote their shares of Tribune Class A Stock to approve the Merger and take certain other actions in furtherance of the transactions contemplated by the Merger Agreement, including voting any shares such parties then hold against an alternative acquisition proposal. The Oaktree Support Agreement terminates upon the earliest of (i) the effective time of the Merger, (ii) a termination of the Merger Agreement in accordance with its terms, and (iii) in the event that the Merger Agreement is amended or modified or a provision thereof is waived in a manner that alters or changes the amount or kind of consideration to be paid to Tribune’s stockholders.

The foregoing summary of the Oaktree Support Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Oaktree Support Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Commitment Letters

In connection with the Merger, Sinclair Television Group, Inc., a wholly owned subsidiary of Sinclair (“STG”) entered into financing commitment letters (the “Commitment Letters”) with JPMorgan Chase Bank, N.A., Royal Bank of Canada, Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc. for (i) a seven-year senior secured incremental term loan B facility of up to $4.847 billion (the “Incremental Term B Facility”) and (ii) a one-year senior unsecured term loan bridge facility of up to $785 million (the “Bridge Facility” and, together with the Incremental Term B Facility, collectively the “Facilities”), convertible into a nine-year extended term loan, for purposes of financing a portion of the cash consideration payable under the terms of the Merger Agreement and to pay or redeem certain indebtedness of Tribune and its subsidiaries.  The Commitment Letters also contemplate certain amendments to STG’s existing credit agreement (which was previously filed as Exhibit 10.1 to Sinclair’s Current Report on Form 8-K filed with the SEC on August 8, 2014 (as subsequently amended, the “Existing Credit Agreement”)) in connection with the Merger to permit the Merger and to provide for the Incremental Term B Facility in accordance with the terms of the Existing Credit Agreement.  The Commitment Letters also provide for the syndication of an incremental revolving credit loan facility commitment of up to $225 million (the “Incremental Revolving Commitments”) to be provided in accordance with the terms of the Existing Credit Agreement. The provision of the Incremental Revolving Commitments is not a condition of the Incremental Term B Facility or the Bridge Facility.

The Incremental Term Loan B Facility will be subject to representations, warranties and covenants that, subject to certain agreed modifications, will be substantially similar to those in the Existing Credit Agreement. The documentation for the Bridge Facility shall, except as otherwise agreed, be based on and consistent with the indenture governing STG’s 5.125% Senior Notes due 2027 (the “Existing Borrower Notes”), dated as of August 30, 2016, among STG and U.S. Bank National Association, as trustee (the “Existing STG Indenture”), which was previously filed as Exhibit 4.1 to Sinclair’s Current Report on Form 8-K filed with the SEC on September 5, 2016, and shall in any case, except as expressly agreed, be no less favorable to the STG than the Existing STG Indenture.

The funding of the Facilities is subject to STG’s compliance with customary terms and conditions precedent as set forth in the Commitment Letters, including, among others, (i) the execution and delivery by STG of definitive documentation consistent with the Commitment Letters and (ii) that the Merger shall have been, or substantially simultaneously with the funding under the Facilities shall be, consummated in accordance with the terms of the Merger Agreement without giving effect to any amendments or waivers that are material and adverse to the parties to the Commitment Letters.

The aggregate proceeds of the debt financing, together with the available cash of STG, will be sufficient for STG to pay the aggregate Cash Consideration in the Merger, refinance certain indebtedness of Tribune and its subsidiaries, and pay all related fees and expenses payable in connection with the Merger.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of May 8, 2017, among Tribune Media Company and Sinclair Broadcast Group, Inc. *
Exhibit 10.1	Voting Agreement, dated as of May 8, 2017, by and among Sinclair Broadcast Group, Inc. and the persons whose names are set forth on the signature pages thereto under the caption “Stockholders”

*The registrant has omitted certain schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The schedule of exhibits omitted is included within such exhibit. The registrant shall supplementally furnish a copy of any of the omitted schedules to the SEC upon request.

Forward-Looking Statements:

Certain statements and information in this Current Report may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Tribune’s and Sinclair’s objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Tribune and Sinclair intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Tribune’s and Sinclair’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this Current Report are made as of the date hereof, and Tribune and Sinclair undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the reports that Tribune and Sinclair have filed with the SEC; general economic, market, or business conditions; risks associated with the ability to consummate the business combination between Tribune and Sinclair and the timing of the closing of the business combination; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; pricing fluctuations in local and national advertising; future regulatory actions and conditions in the television stations’ operating areas; competition from others in the broadcast television markets; volatility in programming costs; the ability to successfully integrate Tribune’s and Sinclair’s operations and employees; the ability to realize anticipated benefits and synergies of the business combination; the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors; and other circumstances beyond Tribune’s and Sinclair’s control. Refer to the section entitled “Risk Factors” in Tribune’s and Sinclair’s annual and quarterly reports filed with the SEC and in the Form S-4 to be filed by Sinclair with the SEC at a future date for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

No Offer or Solicitation / Additional Information and Where to Find It:

This Current Report is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This Current Report is being filed in respect of a proposed business combination involving Sinclair and Tribune. In connection with the proposed transaction, Tribune and Sinclair intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 to be filed by Sinclair that will include a preliminary proxy statement of Tribune and that will also constitute a prospectus of Sinclair. The information in the preliminary proxy statement/prospectus will not be complete and may be changed. Tribune will deliver the definitive proxy statement to its shareholders as required by applicable law.  This Current Report is not a substitute for any prospectus, proxy statement or any other document that may be filed with the SEC in connection with the proposed business combination.

INVESTORS AND SECURITY HOLDERS OF SINCLAIR AND TRIBUNE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Sinclair (when they become available) may be obtained free of charge on Sinclair’s website at www.sbgi.net or by directing a written request to Sinclair at 10706 Beaver Dam Road, Hunt Valley, MD 21030, Attention:  Lucy A. Rutishauser.  Copies of documents filed with the SEC by Tribune (when they become available) may be obtained free of charge on Tribune’s website at www.tribunemedia.com.

Participants in the Merger Solicitation:

Tribune and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Tribune stockholders in connection with the proposed transaction is set forth in the proxy statement/prospectus described above filed with the SEC. Additional information regarding Tribune’s executive officers and directors is included in Tribune’s proxy statement for its 2017 annual meeting of shareholders filed with the SEC on March 24, 2017 which can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek

Name:	David R. Bochenek
Title:	Senior Vice President / Chief Accounting Officer
Dated:	May 9, 2017